                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        RUSS BERRIE AND COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                                                  March 16, 2001

Dear Shareholder:

     It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders, which will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, at 2:00 p.m. on Thursday, April 26, 2001.

     At the meeting, shareholders will be asked to elect 11 directors and to transact such other business as may properly come before the meeting.

     I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

                                          Sincerely,

                                          /s/ Russell Berrie
                                          RUSSELL BERRIE
                                          Chairman

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 26, 2001

     The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. (the "Company") will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, on Thursday, April 26, 2001, at 2:00 p.m. for the following purposes:

     1. To elect 11 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 8, 2001 are entitled to notice of and to vote at such meeting.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
Oakland, New Jersey
March 16, 2001

Please complete, date, sign, and promptly return your proxy card in the enclosed envelope.

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                PROXY STATEMENT
                              DATED MARCH 16, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 26, 2001, at 2:00 p.m., at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.

     Shareholders of record at the close of business on March 8, 2001, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 19,968,394 shares of common stock of the Company, stated value $.10 per share ("Common Stock"). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

     An executed proxy may be revoked at any time by written notification to the Secretary of the Company at the Company's corporate headquarters if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated below. The cost of solicitation will be borne directly by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 2000 accompanies this Proxy Statement but is not part of the proxy soliciting materials.

     This Proxy Statement and the form of proxy will be mailed to shareholders on or about March 23, 2001.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. All of the persons named below are currently directors of the Company. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who would be nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

                                               DIRECTOR               PRINCIPAL OCCUPATION;
NAME                                     AGE    SINCE              OTHER PUBLIC DIRECTORSHIPS
----                                     ---   --------   ---------------------------------------------
Raphael Benaroya(1)....................  53      1993     Chairman of the Board, President and Chief
                                                          Executive Officer, since 1988, of United
                                                          Retail Group, Inc., which operates a chain of
                                                          retail specialty stores. Mr. Benaroya is also
                                                          Managing Director of American Licensing
                                                          Group, L.P., which specializes in consumer
                                                          goods' brand name licensing.
Angelica Berrie(2).....................  45      1998     Vice President -- Strategic Planning of the
                                                          Company since July 2000. Director -- Product
                                                          Development of the Company from November 1991
                                                          to July 2000.
Russell Berrie(2)......................  67      1966     Chairman and Chief Executive Officer of the
                                                          Company since its incorporation in 1966. Mr.
                                                          Berrie is the founder of the Company. Mr.
                                                          Berrie is also a Director of United Retail
                                                          Group, Inc.
Carl Epstein...........................  74      2000     Mr. Epstein has held the positions of
                                                          President for Halston Enterprises, Inc.,
                                                          Danskin, Inc., and B.V.D. Knitwear, Inc., as
                                                          well as Vice President and General Manager
                                                          for International Playtex. For the past
                                                          eleven years, Mr. Epstein has been retired.
Ilan Kaufthal..........................  53      1995     Vice Chairman, since May 2000, of Bear,
                                                          Stearns & Co. Inc., an investment banking
                                                          firm. Vice Chairman, from April 1997 to May
                                                          2000, of Schroder & Co., Inc. (formerly known
                                                          as Schroder Wertheim & Co., Inc.), an
                                                          investment banking firm. Managing Director,
                                                          from February 1987 to March 1997, of Schroder
                                                          & Co., Inc. Mr. Kaufthal is also a Director
                                                          of United Retail Group, Inc., Cambrex
                                                          Corporation, a company which manufactures
                                                          specialty chemicals, ASI Solutions
                                                          Incorporated, a company which provides human
                                                          resources outsourcing services, and Fairfield
                                                          Communities, Inc., a vacation ownership
                                                          developer.

                                               DIRECTOR               PRINCIPAL OCCUPATION;
NAME                                     AGE    SINCE              OTHER PUBLIC DIRECTORSHIPS
----                                     ---   --------   ---------------------------------------------
Charles Klatskin.......................  66      1983     Chairman of the Board and Chief Executive
                                                          Officer of Binswanger/Klatskin, a commercial
                                                          real estate brokerage and development firm
                                                          created in February 2001. From 1966 to
                                                          February 2001, Mr. Klatskin was Chairman of
                                                          the Board and President of Charles Klatskin
                                                          Company, Inc., a commercial real estate
                                                          brokerage and development firm.
Joseph Kling(3)........................  71      1988     President and Chief Executive Officer of MLJ,
                                                          Inc. (formerly Pamsco, Inc.), a consulting
                                                          company, since April 1991.
William A. Landman(1,3)................  48      1994     Principal, since 1987, and Chief Investment
                                                          Officer, since March 1998, of CMS Companies,
                                                          an investment firm.
Sidney Slauson(1)......................  91      1978     Mr. Slauson was General Counsel to the
                                                          Company from 1966 until 1990. From 1990 until
                                                          June 30, 1995, Mr. Slauson was of counsel to
                                                          Rosner and Feltman, a law firm which provided
                                                          legal services to the Company. Mr. Slauson is
                                                          currently retired.
Benjamin J. Sottile....................  63      2000     Vice Chairman of the Company since June 1,
                                                          2000. Mr. Sottile was a consultant to the
                                                          Company from July 1999 to May 2000. From 1996
                                                          to 1999, Mr. Sottile worked as a consultant
                                                          to various consumer products companies and
                                                          non-profit organizations. From 1986 to 1996,
                                                          Mr. Sottile was Chairman, President and Chief
                                                          Executive Officer of Gibson Greetings, Inc.,
                                                          a greeting card company.
Josh S. Weston(3)......................  72      1999     Honorary Chairman, since April 1998, of
                                                          Automatic Data Processing, Inc. ("ADP"), a
                                                          computerized transaction processing, data
                                                          communication and information services
                                                          company. Mr. Weston served as Chairman of the
                                                          Board of ADP from August 1996 to April 1998.
                                                          Prior to August 1996, and for more than five
                                                          years prior thereto, he served as Chairman of
                                                          the Board and Chief Executive Officer of ADP.
                                                          Mr. Weston is also a Director of Gentiva
                                                          Health Services, Inc., a provider of home
                                                          health care services, and Aegis
                                                          Communications, Inc., a provider of
                                                          outsourced telemarketing and customer care
                                                          services.

---------------
(1) Member of Compensation Committee of the Board of Directors.

(2) Angelica Berrie is the spouse of Russell Berrie.

(3) Member of Audit Committee of the Board of Directors.
                   ------------------------------------------

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held 4 meetings during 2000. The Board of Directors of the Company maintains a standing audit committee (the "Audit Committee") and compensation committee (the "Compensation Committee"). The Audit Committee, which held 2 meetings during 2000, consists of Messrs. Weston (Chair), Kling and Landman. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, and recommending to the Board of Directors the appointment of certified public accountants. The report of the Audit Committee is set forth in this Proxy Statement. The Compensation Committee, which held 1 meeting during 2000, consists of Messrs. Benaroya, Landman and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. There is no standing nominating committee. In November 1999, the Board of Directors established a Special Committee to consider a proposal received by the Company from Evercore Partners, L.L.C., to acquire all of the Company's outstanding Common Stock other than certain shares owned by Mr. Berrie. The Special Committee, which held two meetings in 1999, consisted of Messrs. Kling, Landman and Weston. The Special Committee was disbanded following the February 14, 2000 announcement by the Company and Evercore Partners, L.L.C. that discussions were terminated. All of the directors attended, in 2000, at least 75% of the aggregate number of meetings of the Board of Directors and the Audit Committee and Compensation Committee (if they were members of those Committees).

                             DIRECTOR COMPENSATION

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each Audit or Compensation Committee meeting attended. The three members of the Special Committee each received a one-time payment in 1999 of $25,000. In addition, commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options and stock appreciation rights ("SARs"), if granted, under the Company's 1989 Stock Option Plan for Outside Directors (the "1989 Directors Plan"). (See "1989 Directors Plan" below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan"). (See "1994 Directors Plan" below.) Commencing January 1, 1999, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Directors Plan" and, together with the 1989 Directors Plan and the 1994 Directors Plan, "All Directors Plans"). (See "1999 Directors Plan" below.)

ALL DIRECTORS PLANS

     All Directors Plans are currently administered by a committee comprised of two members of the Board of Directors who are not participants in any of such plans: Russell Berrie and Angelica Berrie.

     Options granted under All Directors Plans vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are transferable to spouses, lineal descendants, certain trusts and charitable organizations; otherwise, such options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or a permitted transferee or by the grantee's or permitted transferee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, non-vested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

     Options granted under All Directors Plans are issued on each January 1 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year.

1989 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options and related SARs, if any, under the 1989 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1989 through 1993. In 2000, Mr. Klatskin exercised options pursuant to the 1989 Directors Plan for 3,000 shares of Common Stock at an exercise price of $9.59 per share.

     Until December 31, 1991, the committee administering the 1989 Directors Plan had the discretion to grant SARs subject to related options, which are exercisable only to the same extent and subject to the same terms and conditions as the related options. In general, a grantee who exercises an SAR will be entitled to securities and/or cash in an amount equal to the excess of the closing market price of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price of the related option, multiplied by the number of shares as to which the SAR is exercised. Exercise of all or any part of an SAR will reduce on a share-for-share basis the number of shares subject to a grantee's related option. Payment due upon exercise of an SAR shall be made (i) in cash, (ii) in Common Stock, or (iii) partly in cash and partly in Common Stock, all as determined by the committee in its discretion.

     This plan terminated on December 31, 1993, although options and SARs previously granted may be exercised beyond that date.

1994 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1994 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998.

     This plan terminated on December 31, 1998, although options previously granted may be exercised beyond that date. No options granted under the 1994 Directors Plan were exercised in 2000.

1999 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock have been reserved for the grant of options under the 1999 Directors Plan. Grantees are granted options to purchase 3,000 shares of Common Stock in each year from 1999 through 2003. In 1999, 2000 and 2001, options were granted to all eligible directors at an exercise price of $23.625 per share, $20.375 per share(1) and $20.75 per share, respectively. No options granted under the 1999 Directors Plan were exercised in 2000.

---------------

(1) Options were originally granted to each eligible director on January 1, 2000 with an exercise price of $25.1875. The exercise price of such options was adjusted, pursuant to shareholder approval on May 9, 2000, to $20.375. (See "Compensation Committee Report" below.)

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

CHIEF EXECUTIVE OFFICER

     Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company, is party to an employment arrangement with the Company that provides for compensation, in 2000, consisting of a base salary at an annual rate of $525,000 and a bonus equal to 1% of the Company's net income after taxes ("Incentive Compensation"). Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans. The bonus arrangement has been in effect since July 1, 1983, prior to the Company's initial public offering.

     The Compensation Committee and Mr. Berrie discuss his base compensation annually. After discussions with Mr. Berrie, the Committee concluded that his base compensation for 2001 should be increased by approximately 3% to $540,000 plus the Incentive Compensation.

     The Compensation Committee has not conducted a study of chief executive officer compensation at companies comparable to the Company. Mr. Berrie's base salary was determined based upon the subjective assessment by the members of the Compensation Committee of Mr. Berrie's individual performance and contribution to the business of the Company and taking into account the members' own awareness of executive compensation levels at other companies. The Compensation Committee believes that basing a substantial portion of Mr. Berrie's compensation on a fixed percentage of the Company's net income after taxes provides an appropriate linkage between his compensation and the Company's performance. The Compensation Committee also notes that, although Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans, he is the beneficial owner of approximately 25.5% of the outstanding Common Stock. (See "Security Ownership of Management" table below.)

OTHER EXECUTIVE OFFICERS

     The Compensation Committee determines the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by these individuals consists of the following principal components: base salary, cash bonuses, stock options and, for two executive officers and one other employee in 2000, restricted stock awards under the Company's 1999 Stock Option and Restricted Stock Plan (including predecessor plans, the "Stock Option and Restricted Stock Plans"). In addition, Benjamin J. Sottile, Vice Chairman of the Company and a director, was awarded 10,000 shares of Common Stock pursuant to the terms of an employment agreement between Mr. Sottile and the Company. (See Note 5 to the "Security Ownership of Management" table, below.) The Compensation Committee, after discussion with Mr. Berrie, has followed a policy of determining increases in base compensation based principally upon the Company's and the individual executive officer's performance.

     The Compensation Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with those of shareholders. In January 2000, executive officers received grants of stock options under the Company's 1999 Stock Option and Restricted Stock Plan to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 32% to 40% of base compensation. One of the executive officers named in the Summary Compensation Table received in 2000 restricted stock awards under the Company's 1999 Stock Option and Restricted Stock Plan relating to shares having a fair market value (measured at the date of grant) equal to 33.3% of 80% of base compensation. Although the amount of these awards does not vary on the basis of the recipients' other holdings of the Company's stock, it may vary on the basis of the Company's performance or other factors deemed relevant by the Compensation Committee. The ultimate value to the recipient of such awards depends upon the market price of the Company's Common Stock.

     Awards of cash bonuses to executive officers are based upon a bonus pool in which approximately 56 of the Company's personnel participate and are paid if the Company exceeds certain operating profit levels from its core domestic business. Participants in the bonus pool are eligible to receive a maximum award ranging from 50% (in the case of certain executive officers) to 4% of the recipient's base salary. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, each participant receives the same percentage of the bonus pool as such participant would have received had maximum bonuses been paid. (See also "Summary Compensation Table" below.)

     Additional awards of cash bonuses to executive officers (and certain other eligible personnel) are also paid if the Company exceeds certain goals of annual profitability from its core domestic business. Participants are eligible to receive an award ranging from 4% to 10% of the recipient's base salary depending upon the level of operating profit for the relevant period.

     Mr. Berrie does not participate in the bonus pool or additional cash bonus described above.

REPRICING OF STOCK OPTIONS

     Effective February 29, 2000, the Board of Directors of the Company unanimously approved and recommended for shareholder adoption amendments to the Company's 1999 Stock Option and Restricted Stock Plan, 1999 Stock Option Plan for Outside Directors, 1999 Stock Option Plan, and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). The amendments were designed to permit, for options granted under any of the Plans during January 2000 only, the repricing of such grants, including an adjustment to the exercise price relating to such grants as well as a recalculation of the number of options that eligible participants received in 2000 under the 1999 Stock Option and Restricted Stock Plan and the 1999 Stock Option Plan. The amendments were adopted at the Company's 2000 Annual Meeting of Shareholders.

     The decision to amend the Plans to permit repricing arose as follows. On November 17, 1999, the Company issued a press release announcing that it was in receipt of a proposal from Evercore Partners, L.L.C. ("Evercore Partners") to acquire all of the outstanding Common Stock, other than certain shares owned by Mr. Berrie, at a price of $27.00 per share. Upon issuance of the press release, the Company's stock price rose immediately from approximately $20.00 per share to approximately $25.00 per share. As of January 3, 2000, the Company's stock continued to maintain this level and, accordingly, options granted on that date pursuant to the Plans were issued with an exercise price of $25.1875 per share. Discussions between the Company and Evercore Partners continued until February 14, 2000, at which time the parties announced that discussions were terminated without agreement on a transaction. The Company's stock price fell on February 14, 2000, from approximately $25.00 per share to approximately $17.50 per share.

     Due to the effect of the proposal from Evercore Partners on the level of the Company's stock price on January 3, 2000, the Board of Directors determined that it would be in the best interests of the Company and its shareholders to adjust the options granted in January 2000 to properly reflect the market value of the Company's Common Stock following the withdrawal of the proposed transaction with Evercore Partners. Accordingly, following approval by the Board of Directors and approval by the Company's shareholders on May 9, 2000, the options granted in January 2000 were adjusted as described below based upon the closing price of the Company's Common Stock on February 29, 2000 ($18.375), a date that the Board considered was a reasonable amount of time after the termination of the discussions between the Company and Evercore Partners. The 1999 Stock Option and Restricted Stock Plan and the 1999 Stock Option Plan were amended to provide a lower option exercise price of $18.375 per share and an increase in the number of shares subject to option. The 1999 Stock Option Plan for Outside Directors was amended to provide a lower option exercise price of $20.375 per share, $2.00 more per share than the closing price of the Company's Common Stock on February 29, 2000. The 1999 Stock Purchase Plan was amended to adjust the option purchase price from 90% of $25.1875 to 90% of $18.375 per share.

              Russ Berrie and Company, Inc. Compensation Committee
     Raphael Benaroya, William A. Landman and Sidney Slauson, 2000 Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2000, the Compensation Committee consisted of Messrs. Benaroya, Landman and Slauson.

     Russell Berrie, Chairman and Chief Executive Officer of the Company, serves as a member of the Board of Directors of United Retail Group, Inc. Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of the following members of the Company's Board of Directors: Messrs. Weston (Chair), Kling and Landman. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Appendix A to the proxy statement.

     The Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange). With respect to Mr. Weston, the Honorary Chairman of Automatic Data Processing, Inc. ("ADP"), a computerized transaction processing, data communication and information services company that provides payroll services to the Company, the Board of Directors has determined that the relationship among Mr. Weston, ADP and the Company does not interfere with Mr. Weston's exercise of independent judgment. (See "Certain Transactions" below.)

     The Audit Committee's function is to assist the Board of Directors in fulfilling its oversight responsibility by monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The Audit Committee has separately reviewed and discussed the audited financial statements of the Company with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's review and discussions reported above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's

Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     The Audit Committee has determined that the provision of services described under the captions "FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES" and "ALL OTHER FEES," below, by Arthur Andersen LLP, the principal accountants of the Company, is compatible with maintaining such accountant's independence.

                 Russ Berrie and Company, Inc. Audit Committee
   Josh S. Weston (Chair), Joseph Kling, and William A. Landman, 2000 Members

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Since September 1997, Arthur Andersen LLP has served as the Company's independent accountants. The Board of Directors, upon the recommendation of the Audit Committee, selected Arthur Andersen LLP to be the Company's independent accountants for 2000 and 2001. It is expected that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement.

                                   AUDIT FEES

     The aggregate fees billed by the Company's independent auditors, Arthur Andersen LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000, were $244,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by the Company's independent auditors, Arthur Andersen LLP, for the Company's fiscal year ended December 31, 2000 for the following professional services:

     (A) Directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; and

     (B) Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

                                 ALL OTHER FEES

     The aggregate fees billed by the Company's independent auditors, Arthur Andersen LLP, for services rendered to the Company other than those covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above for the Company's fiscal year ended December 31, 2000, were $116,000.

                         RUSS BERRIE AND COMPANY, INC.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               RUSS BERRIE AND COMPANY, INC., THE S & P 500 INDEX
                            AND PEER GROUP COMPANIES
[INDEXED RETURNS GRAPH]

                                        RUSS BERRIE AND CO.,
                                                INC.              S&P 500 INDEX        CURRENT PEER GROUP      PRIOR PEER GROUP
                                        --------------------      -------------        ------------------      ----------------
Dec 95                                         100.00                 100.00                 100.00                 100.00
Dec 96                                         147.77                 122.96                 104.90                  94.78
Dec 97                                         221.53                 163.98                 125.01                 119.45
Dec 98                                         204.87                 210.85                 133.04                 123.07
Dec 99                                         236.32                 255.21                  85.69                  73.76
Dec 00                                         198.81                 231.98                  55.89                  34.95

     Assumes $100 invested December 31, 1995, and reinvestment of all dividends quarterly.

     Current Peer Group Companies are as follows: American Greetings (Class A), Blythe, Inc., Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc. (formerly, Stanhome Inc.), First Years, Inc., Ohio Art Co., and Tandycrafts Inc.

     Prior Peer Group Companies are as follows: American Greetings (Class A), Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc. (formerly, Stanhome Inc.), First Years, Inc., Gibson Greetings Inc., Ohio Art Co., and Tandycrafts Inc.

     Peer Group Companies were selected in good faith on the basis of similarity of their products or distribution channels to those of the Company. Blythe, Inc. was added to the Current Peer Group Companies in place of Gibson Greetings, Inc., which was acquired by American Greetings on March 9, 2000, and is no longer publicly traded.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 2001, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

                                                                                              APPROXIMATE
                                        SHARES OF         SHARES OF         TOTAL SHARES     PERCENTAGE OF
                                       COMMON STOCK      COMMON STOCK      OF COMMON STOCK    OUTSTANDING
NAME OF DIRECTOR,                      BENEFICIALLY       ACQUIRABLE        BENEFICIALLY        COMMON
OFFICER OR IDENTITY OF GROUP             OWNED(1)     WITHIN 60 DAYS(2)      OWNED(1)(2)      STOCK(1)(2)
----------------------------           ------------   ------------------   ---------------   -------------
Raphael Benaroya.....................         720           21,000               21,720         *
Angelica Berrie(3)...................     190,356            4,803              195,159           1.0%
Russell Berrie(4)....................   5,092,092            4,803            5,096,895          25.5%
Arnold S. Bloom......................         150            9,662                9,812         *
Ricky Chan(5)........................      14,313            9,699               24,012         *
Teresa Chan..........................           0            8,070                8,070         *
Carl Epstein.........................           0                0                    0         *
Ilan Kaufthal........................           0           15,000               15,000         *
Charles Klatskin.....................           0           27,000               27,000         *
Joseph Kling.........................           0           15,000               15,000         *
William A. Landman...................          65           18,000               18,065         *
Y.B. Lee(5)..........................       2,552           10,002               12,554         *
Sidney Slauson.......................       5,000           15,000               20,000         *
Benjamin J. Sottile(5)...............      13,000                0               13,000         *
Josh S. Weston.......................         300            3,000                3,300         *
Leslie Berrie, Russell Berrie and
  Myron Rosner, as co-trustees under
  The Leslie Berrie 1993 Trust(6)....     126,541                0              126,541         *
All directors and officers as a group
  (23 persons)(4)(5)(7)..............   5,135,376          177,137            5,312,513          26.4%

---------------
 *  Less than 1%

(1) Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4, 5 and 6 below; and, in the case of restricted shares granted under Russ Berrie and Company, Inc. Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2) Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days.

(3) Includes (a) 1,000 shares held by the Angelica 1992 Trust for the benefit of Mrs. Berrie and (b) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mrs. Berrie is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Shares deemed to be beneficially owned also include 4,803 shares subject to stock options exercisable within the next sixty days. Does not include 111,351 shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mrs. Berrie is a co-trustee.

(4) Includes (a) 1,876,697 shares held of record by Mr. Russell Berrie, (b) 898,348 shares held by The Russell Berrie 1999 Trust, of which Mr. Berrie is the grantor possessing the unrestricted power to revoke the trust, a co-trustee with Mr. Myron Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust and, until his death, the sole beneficiary, (c) 2,000,000 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Berrie is the grantor and a co-trustee with Mr. Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (d) 150 shares held of record by Mr. Berrie as custodian for one of his daughters. Also includes (a) 1,000 shares held by the Angelica 1992 Trust for the benefit of Mr. Berrie's spouse, (b) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Berrie's spouse is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (c) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Berrie is a co-trustee; all of which Mr. Berrie disclaims beneficial ownership. (See "Security Ownership of Management" table above, note 3 above and note 6 below). Shares deemed to be beneficially owned also include 4,803 shares subject to stock options exercisable within sixty days held by Mr. Berrie's spouse, of which Mr. Berrie disclaims beneficial ownership. Does not include shares of Common Stock held beneficially and of record by (i) The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (111,351 shares) of which Mr. Berrie is a co-trustee, and (ii) The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares) for the benefit of Mr. Berrie during his life and thereafter for the benefit of The Russell Berrie Foundation. Mr. Berrie is not a trustee of, and has no power to revoke, The Russell Berrie 1999 Charitable Remainder Trust. (See "Security Ownership of Certain Beneficial Owners" table, below).

(5) Beneficial ownership includes (i) shares awarded under the Company's Stock Option and Restricted Stock Plans which are not vested as of March 1, 2001, as follows: 10,108 shares for Mr. Chan; 512 shares for Mr. Lee; and (ii) 10,000 shares issued to Mr. Sottile pursuant to the terms of an employment agreement between Mr. Sottile and the Company entered into effective June 1, 2000. The 10,000 shares issued to Mr. Sottile are subject to certain restrictions on transfer and must be forfeited if Mr. Sottile's employment with the Company terminates prior to January 2, 2003, except under certain conditions or in the event of a "change in control" of the Company.

(6) Leslie Berrie, Russell Berrie and Myron Rosner are co-trustees, each having the power to vote and dispose of these shares. Messrs. Berrie and Rosner disclaim beneficial ownership of these shares.

(7) Includes shares held by the trust included in the table.

             ------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 2001, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

NAME AND ADDRESS OF                                            NUMBER OF SHARES       PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED      OF CLASS
-------------------                                           ------------------      --------
Russell Berrie(1)...........................................      5,096,895(2)          25.5%
  111 Bauer Drive
  Oakland, New Jersey 07436
U.S. Trust Company of New York..............................      5,523,632(3)(4)      27.78%
  114 West 47th Street
  New York, New York 10036

---------------
(1) See note 4 under "Security Ownership of Management" table.

(2) Of Mr. Berrie's 5,096,895 shares, Mr. Myron Rosner, in his capacity as a trustee, is deemed also to be the beneficial owner of 3,214,245 shares. Mr. Rosner's trusteeships are as follows: (a) 898,348 shares held by The Russell Berrie 1999 Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, subject to Mr. Berrie's unrestricted power to revoke the trust, (b) 2,000,000 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (c) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Rosner is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (d) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Rosner is a co-trustee and of which Mr. Rosner disclaims beneficial ownership. In addition, there are 242,782 shares held of record by The Russell Berrie 1996 Annuity Trust, of which Mr. Rosner is a trustee possessing sole voting power and sole dispositive power with respect to the shares held by such trust. Mr. Rosner also owns (a) 2,757 shares held in a roll-over IRA plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares, (b) 750 shares held by Mr. Rosner as joint tenant with his spouse, of which Mr. Rosner has shared voting power and shared dispositive power with respect to the shares. In all capacities, Mr. Rosner is deemed to be the beneficial owner of 3,460,534 shares (approximately 17.3% of the outstanding Common Stock of the Company). Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (111,351 shares). Mr. Rosner is a co-trustee of the Foundation. Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares). Mr. Rosner is not a trustee of such trust and has no power to revoke such trust, but does have the right to remove the trustee and appoint a successor trustee. Mr. Rosner is a shareholder and director of Wilentz, Goldman & Spitzer, P.A., 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095. (See "Certain Transactions," below)

(3) As reported on the Schedule 13G filed by U.S. Trust Company of New York with the Securities and Exchange Commission on February 14, 2001, relating to holdings as of December 31, 2000.

(4) Includes 5,305,194 shares held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust. U.S. Trust Company of New York is the sole trustee of such trust. Mr. Rosner has no power to revoke such trust, but does have the right to remove the trustee and appoint a successor trustee. (See note 2 above).

             ------------------------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for the years ended December 31, 2000, 1999 and 1998 paid to or accrued for the benefit of the Chief Executive Officer and the other four most highly compensated executive officers of the Company as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL
                                         COMPENSATION(1)                    LONG-TERM COMPENSATION(5)
                                       -------------------   --------------------------------------------------------
                                                                                              SECURITIES
                                                                                              UNDERLYING
                                                                  OTHER         RESTRICTED     OPTIONS/       LTIP
                                                                 ANNUAL           STOCK          SARS       PAYOUTS
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION(2)   AWARDS($)(3)    (SHARES)       ($)
---------------------------     ----   --------   --------   ---------------   ------------   ----------   ----------
Russell Berrie,...............  2000   $525,000   $509,506       $28,503             -0-          -0-         -0-
  Chairman and Chief            1999    485,000    373,687        29,250             -0-          -0-         -0-
  Executive Officer             1998    475,000    415,095        30,070             -0-          -0-         -0-
Ricky Chan,...................  2000    300,000    155,769         4,023         $79,996        5,224         -0-
  Senior Vice President --      1999    284,350    147,643         4,099          68,914        3,501         -0-
  Product Development and       1998    258,500    134,221         4,185          68,933        3,151         -0-
  Executive Vice President
  of Far East Operations
Y.B. Lee,.....................  2000    191,551     95,776           -0-             -0-        4,169         -0-
  Senior Vice President --      1999    184,184     92,092           -0-             -0-        3,118         -0-
  Far East and President        1998    177,100     88,550           -0-             -0-        2,698         -0-
  of Far East Operations
Arnold Bloom,.................  2000    215,000     47,135         3,857             -0-        4,680         -0-
  Vice President and            1999    210,000     26,538         4,145             -0-        3,555         -0-
  General Counsel               1998    205,000     26,192         4,312             -0-        3,123         -0-
Teresa Chan,..................  2000    192,500     64,167         6,154             -0-        4,190         -0-
  Vice President --             1999    175,000     29,167         6,154             -0-        2,714         -0-
  International Sales           1998    159,205     15,928         6,154             -0-        1,387         -0-


                                   ALL OTHER
NAME AND PRINCIPAL POSITION     COMPENSATION(4)
---------------------------     ---------------
Russell Berrie,...............     $132,525
  Chairman and Chief                257,909
  Executive Officer                 258,488
Ricky Chan,...................       55,100
  Senior Vice President --           54,800
  Product Development and            54,418
  Executive Vice President
  of Far East Operations
Y.B. Lee,.....................        1,690
  Senior Vice President --            1,495
  Far East and President              1,080
  of Far East Operations
Arnold Bloom,.................        5,100
  Vice President and                  4,800
  General Counsel                     4,418
Teresa Chan,..................       24,563
  Vice President --                  22,331
  International Sales                20,314

---------------
(1) All salary and bonus payments are reported for the year in which they are earned.

(2) While the aggregate of "Other Annual Compensation" received by each named executive officer is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for such named executive officer, the perquisites and other personal benefits included within the "Other Annual Compensation" which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include: (i) Mr. Berrie's travel allowance ($20,800) for each of years 2000, 1999 and 1998, (ii) Mr. Chan's personal use of a Company car (valued at $3,083 for each of years 2000, 1999 and 1998), (iii) Mr. Bloom's personal use of a Company car (valued at $3,083 for 2000 and 1999, and $2,936 for 1998), and (iv) Ms. Chan's car allowance ($6,154) for each of years 2000, 1999 and 1998.

(3) Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 9,464 shares of restricted stock were held by 2 of the named executive officers at December 31, 2000, with an aggregate value as of such date of $199,928 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2000, the last day of the Company's last completed fiscal year). At December 31, 2000, of the outstanding restricted shares, the value of Mr. Chan's holdings was $178,338 and the value of Mr. Lee's holdings was $21,590 (based on holdings of 1,022 shares granted on January 2, 1997). The number of shares of restricted stock awarded in 2000, 1999, and 1998 to (i) Mr. Chan is 3,176, 2,917 and 2,626, respectively, and (ii) Mr. Lee is 0 for all three years. Restricted stock awards vest over five years at 20 percent per year provided the recipient remains in the employ of the Company or as otherwise provided under the applicable plan. Dividends are paid on all outstanding restricted stock.

(4) For all named executive officers except Mr. Lee and Ms. Chan, "All Other Compensation" consists of the Company's contributions under the 401(k) Plan during 1998, 1999 and 2000. Does not include investment gains or losses under the 401(k) Plan. (See "401(k) Plan" below.) Because the Company contributions to the 40l(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant's retirement benefits. For Mr. Lee, "All Other Compensation" consists of the Company's contributions under a Korean national pension plan. For Ms. Chan, "All Other Compensation" consists of the Company's contributions under a Company defined contribution provident fund which is managed by an independent trustee. For Mr. Berrie, "All Other Compensation" also consists of $127,425 paid in 2000, $253,109 paid in 1999, and $254,070 paid in 1998 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For Mr. Chan, "All Other Compensation" also consists of $50,000 paid in each of years 2000, 1999 and 1998 for the premium on a life insurance policy for Mr. Chan. (See "Employment Agreements and Arrangements," below.)

(5) Mr. Chan, Mr. Lee, Mr. Bloom and Ms. Chan were granted options on January 3, 2000, with an exercise price of $25.1875. Those options were repriced and recalculated, pursuant to shareholder approval, on May 9, 2000. (See "Compensation Committee Report" above). As a result of the repricing and recalculation, Mr. Chan received 5,224 options at an exercise price of $18.375 (instead of 3,811 options at an exercise price of $25.1875), Mr. Lee received 4,169 options at an exercise price of $18.375 (instead of 3,041 options at an exercise price of $25.1875), Mr. Bloom received 4,680 options at an exercise price of $18.375 (instead of 3,414 options at an exercise price of $25.1875) and Ms. Chan received 4,190 options at an exercise price of $18.375 (instead of 3,057 options at an exercise price of $25.1875). (See "Ten Year Options/SAR Repricings," below.)

                 ---------------------------------------------

401(k) PLAN

     In February 1995, the Company amended its existing retirement plan (a defined contribution plan) to convert such retirement plan to a plan based on employees' pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Participating employees may elect to contribute from 1% to 15% (but not in excess of the amount permitted by the Code, i.e., $10,500 in 2000 and 2001) of their compensation, on a pretax basis, to the 401(k) Plan. Because the 401(k) Plan is a qualified defined contribution plan, if certain highly compensated employees' contributions exceed the amount prescribed by the Code, such contributions will be reduced or limited. In 2000, contributions of certain highly compensated employees were limited to $8,030. Employees' contributions are invested in one or more of eight funds (as selected by each participating employee). The Company matches a portion (one-half of any amount up to 6% contributed) of the compensation deferred by each employee. The Company's matching contribution is fully vested after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Pursuant to Mr. Berrie's compensation arrangement with the Company, the Company pays the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse, Mrs. Angelica Berrie, who is a Director and an employee of the Company. The policies have been assigned to the Company to secure repayment of the premiums. (See also "Compensation Committee Report -- Chief Executive Officer" above, "Summary Compensation Table" above, and "Certain Transactions" below.)

     The Company has an agreement with Ricky Chan, Senior Vice
President -- Product Development of the Company, under which Mr. Chan will receive the following retirement and life insurance benefits: (i) if Mr. Chan is employed by the Company and reaches the age of 59, he would receive retirement compensation in the amount of $2,750,000 payable to Mr. Chan (or his designated beneficiary) at the rate of $250,000 per year for a period of 11 years, or (ii) if Mr. Chan dies prior to the age of 59 and is employed by the Company at the time of such death, the Company would pay, to Mr. Chan's designated beneficiary, a lump sum death benefit by means of a life insurance arrangement, in the amount of $1,000,000. The foregoing benefits would be in addition to other benefits to which Mr. Chan is entitled as an employee of the Company.

             ------------------------------------------------------

                               2000 OPTION GRANTS

     The following table sets forth the options granted to the named officers in the Summary Compensation Table of the Company during the year ended December 31, 2000.

                                                    INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                         -----------------------------------------------------------------------     VALUE AT ASSUMED
                         NUMBER OF                                                                   ANNUAL RATES OF
                         SECURITIES   PERCENT OF TOTAL      MARKET                                     STOCK PRICE
                         UNDERLYING       OPTIONS          PRICE ON                                APPRECIATION FOR 10
                          OPTIONS         GRANTED          DATE OF      EXERCISE OR                  YEAR OPTION TERM
                          GRANTED       TO EMPLOYEES        GRANT       BASE PRICE    EXPIRATION   --------------------
NAME                       (#)(1)      IN FISCAL YEAR    ($/SHARE)(2)    ($/SHARE)       DATE       5%($)      10%($)
----                     ----------   ----------------   ------------   -----------   ----------   --------   ---------
Russell Berrie.........      -0-             -0-                -0-           -0-          -0-         -0-         -0-
Ricky Chan.............    5,224            2.00           $25.1875       $18.375       1/3/10     $60,368    $152,985
Y.B. Lee...............    4,169            1.60            25.1875        18.375       1/3/10      48,176     122,089
Arnold Bloom...........    4,680            1.80            25.1875        18.375       1/3/10      54,081     137,054
Teresa Chan............    4,190            1.61            25.1875        18.375       1/3/10      48,419     122,704

---------------
(1) All referenced options vest and become exercisable one year from the date of grant. In any 12 month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder's remaining exercisable options.

(2) Options were originally granted on January 3, 2000, with an exercise price of $25.1875. The exercise price of such options was adjusted, pursuant to shareholder approval, to $18.375. (See "Compensation Committee Report" above.)

             ------------------------------------------------------

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                             YEAR-END OPTION VALUES

     The following table sets forth option exercises during 2000 and year-end option values for the named officers in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 2000 ($21.125).

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                  OPTIONS                       OPTIONS
                       SHARES ACQUIRED       VALUE         AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
NAME                   ON EXERCISE(#)     REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----                   ---------------    -----------    -------------------------    ----------------------------
Russell Berrie.......        -0-              -0-               -0-                            -0-
Ricky Chan...........        -0-              -0-               8,162/5,224                 $ 5,776/$14,366
Y.B. Lee.............        -0-              -0-              13,694/4,169                 $30,227/$11,465
Arnold Bloom.........        -0-              -0-              11,503/4,680                 $13,046/$12,870
Teresa Chan..........        -0-              -0-               7,878/4,190                 $13,500/$11,523

---------------
(1) Value is calculated by determining the difference between the price of the Common Stock underlying the options on the New York Stock Exchange at December 31, 2000 and the exercise or base price of the options on such date.

             ------------------------------------------------------

                         TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth, for all executive officers of the Company, all option repricings during the period January 1, 1991 through December 31, 2000. During such ten-year period, there was one repricing and recalculation of stock options, with respect to options granted in January 2000. (See "Compensation Committee Report," above.)

                                                                                           NUMBER OF
                                         NUMBER OF                                         SECURITIES
                                        SECURITIES      MARKET PRICE                       UNDERLYING
                                        UNDERLYING        OF STOCK       EXERCISE PRICE   OPTIONS/SARS
                                       OPTIONS/SARS      AT TIME OF        AT TIME OF        AFTER           NEW
                          DATE OF       REPRICED OR     REPRICING OR      REPRICING OR    REPRICING OR    EXERCISE
NAME AND TITLE          REPRICING(1)   AMENDED(#)(2)   AMENDMENT($)(3)    AMENDMENT($)    AMENDMENT(#)   PRICE($)(4)
--------------          ------------   -------------   ---------------   --------------   ------------   -----------
Arnold Bloom..........  May 9, 2000        3,414          $19.3125          $25.1875         4,680         $18.375
  Vice President,
  General Counsel and
  Secretary
Ricky Chan............  May 9, 2000        3,811          $19.3125          $25.1875         5,224         $18.375
  Senior Vice
  President -- Product
  Development and
  Executive Vice
  President of Far
  East Operations
Teresa Chan...........  May 9, 2000        3,057          $19.3125          $25.1875         4,190         $18.375
  Vice President --
  International Sales
Chris Collins.........  May 9, 2000        3,053          $19.3125          $25.1875         4,186         $18.375
  Vice President
  Sales(6)
Eva J. Goldenberg.....  May 9, 2000        1,290          $19.3125          $25.1875         1,768         $18.375
  Vice President --
  Human Resources(7)
J. Michael Hope.......  May 9, 2000        2,527          $19.3125          $25.1875         3,464         $18.375
  Vice President --
  National Accounts
Daniel Kochenash......  May 9, 2000        2,486          $19.3125          $25.1875         3,408         $18.375
  Vice President --
  Corporate
  Operations(6)
Y.B. Lee..............  May 9, 2000        3,041          $19.3125          $25.1875         4,169         $18.375
  Senior Vice
  President -- Far
  East and President
  of Far East
  Operations
Eric Lohwasser........  May 9, 2000        2,715          $19.3125          $25.1875         3,722         $18.375
  Vice President and
  Chief Financial
  Officer(6)
James J. O'Reardon....  May 9, 2000        2,328          $19.3125          $25.1875         3,191         $18.375
  Vice President --
  Corporate Audits
Jeff Schaum...........  May 9, 2000        3,401          $19.3125          $25.1875         4,662         $18.375
  Chief Operating
  Officer(6)
Susan Strunck.........  May 9, 2000        1,099          $19.3125          $25.1875         1,506         $18.375
  Vice President --
  Corporate Affairs(7)

                           LENGTH OF
                            ORIGINAL
                          OPTION TERM
                          REMAINING AT
                            DATE OF
                           REPRICING
NAME AND TITLE            AMENDMENT(5)
--------------          ----------------
Arnold Bloom..........  9 years 8 months
  Vice President,
  General Counsel and
  Secretary
Ricky Chan............  9 years 8 months
  Senior Vice
  President -- Product
  Development and
  Executive Vice
  President of Far
  East Operations
Teresa Chan...........  9 years 8 months
  Vice President --
  International Sales
Chris Collins.........  9 years 8 months
  Vice President
  Sales(6)
Eva J. Goldenberg.....  9 years 8 months
  Vice President --
  Human Resources(7)
J. Michael Hope.......  9 years 8 months
  Vice President --
  National Accounts
Daniel Kochenash......  9 years 8 months
  Vice President --
  Corporate
  Operations(6)
Y.B. Lee..............  9 years 8 months
  Senior Vice
  President -- Far
  East and President
  of Far East
  Operations
Eric Lohwasser........  9 years 8 months
  Vice President and
  Chief Financial
  Officer(6)
James J. O'Reardon....  9 years 8 months
  Vice President --
  Corporate Audits
Jeff Schaum...........  9 years 8 months
  Chief Operating
  Officer(6)
Susan Strunck.........  9 years 8 months
  Vice President --
  Corporate Affairs(7)

---------------
(1) Original options granted on January 3, 2000 were repriced and recalculated, effective May 9, 2000, the date of the Company's Annual Meeting of Shareholders, pursuant to shareholder approval. The options were repriced and recalculated based on the closing price of the Company's Common Stock on February 29, 2000, the date selected by the Board of Directors and approved by shareholders. (See "Compensation Committee Report" above).

(2) Options granted on January 3, 2000 at the closing price of the Company's Common Stock on January 3, 2000.

(3) Closing price of the Company's Common Stock on May 9, 2000, the date of shareholder approval of such repricing.

(4) Closing price of the Company's Common Stock on February 29, 2000.

(5) Options expire on January 3, 2010.

(6) No longer employed by the Company.

(7) Not an officer at the time of repricing, but is currently an officer of the Company.

                              CERTAIN TRANSACTIONS

     Several warehouse, office and distribution facilities are leased to the Company by Russell Berrie, Chairman and Chief Executive Officer of the Company, or trusts for the benefit of members of his immediate family or by a partnership in which he and Murray Berrie, his brother, are both general partners. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 2000 was $7,792,000. The table below lists such facilities, the current rentals and the lease expiration dates.

                                                                ANNUAL          LEASE
FACILITY                                                      RENTAL(1)     EXPIRATION(2)
--------                                                      ----------    --------------
Petaluma, California........................................  $  937,000     June 30, 2004
Oakland, New Jersey.........................................     439,285    March 31, 2004
South Brunswick, New Jersey.................................   2,478,522      May 31, 2004
                                                              ----------
     Total..................................................  $3,854,807
                                                              ==========

---------------
(1) Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises.

(2) Not including renewal options, if any.

                 ---------------------------------------------

     The Company paid $270,954 during 2000 to Wilentz, Goldman & Spitzer, P.A. ("Wilentz"), a law firm which provides legal services to the Company. Mr. Rosner, who is deemed to beneficially own more than five percent of the Company's Common Stock, is a shareholder and director of Wilentz. See note 2 to "Security Ownership of Certain Beneficial Owners," above.

     The Company paid $83,254 during 2000 to Automatic Data Processing, Inc. ("ADP"), a computerized transaction processing, data communication and information services company that provides payroll services to the Company. Mr. Weston, a member of the Company's Board of Directors, is Honorary Chairman of ADP.

     Mr. Sottile, Vice Chairman of the Company since June 1, 2000 and a member of the Board of Directors since July 26, 2000, served as a consultant to the Company from January 1, 2000 to May 31, 2000. During that time, Mr. Sottile received $100,000 in compensation for his consulting services.

     Mr. Klatskin, a member of the Company's Board of Directors, and Mr. Klatskin's affiliated companies have been engaged by the Company to provide real estate brokerage services with respect to certain potential real estate transactions. No formal arrangement has been entered into between the Company and Mr. Klatskin or his affiliated companies with respect to any transaction.

     The Company is contemplating retaining Bear, Stearns & Co., Inc. to provide financial consulting services to the Company. Mr. Kaufthal, a member of the Company's Board of Directors, is Vice Chairman of Bear, Stearns & Co., Inc.

     The Company is presently contemplating a transaction in which the Company's wholly-owned subsidiary Russ Berrie (U.K.) Limited will lease a new distribution center in England from a corporation owned, directly or indirectly, by Mr. Berrie. The lease terms have not yet been finalized. Construction of this building is expected to commence in April 2001 and be completed in June or July 2002, at which time it is anticipated that Russ Berrie (U.K.) Limited will occupy the building.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that (i) Carl Epstein, a member of the Company's Board of Directors, filed a late report on Form 3; (ii) Thomas K. Higgerson, Vice President -- Global Logistics, filed a late report on Form 3; (iii) J. Michael Hope, Vice President -- National Accounts, filed a late report on Form 4 with respect to one transaction in April 2000 for the sale of 500 shares of Common Stock; (iv) Jeffrey Schaum, former Chief Operating Officer (who left the employ of the Company in April 2000) filed a late report on Form 4 with respect to two transactions involving an award of 2,000 shares of restricted stock and cancellation of 3,401 stock options which had been granted in January 2000; (v) Ricky Chan, Senior Vice President -- Product Development and Executive Vice President -- Far East Operations, filed a late Form 5 in February 2001 with respect to one transaction on April 23, 1999 relating to the sale of 1,879 shares of Common Stock; and (vi) Sidney Slauson, a member of the Company's Board of Directors, filed a late Form 5 in March 2001 with respect to three transactions in April 1999 relating to the sale of an aggregate of 4,000 shares of Common Stock and correspondingly amended Forms 4 for April and June 1999, January and August 2000, and January 2001.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, or any adjournment thereof, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

                               VOTING PROCEDURES

     Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     Other Matters: The affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting (in person or by proxy) is required for a particular matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are not considered present at the meeting for the particular matter as to which the broker withheld authority. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before December 7, 2001. Any such proposals should be submitted in writing to:
Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials are required to provide advance notice of such proposal to the Company at the aforementioned address on or before February 26, 2002.

                                          By Order of the Board of Directors

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
Oakland, New Jersey
March 16, 2001

                                                                      APPENDIX A

                         RUSS BERRIE AND COMPANY, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

 I. PURPOSE

    The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibility by monitoring (1) the integrity of the financial statements of the Company,
    (2) the compliance by the Company with legal and regulatory requirements and
    (3) the independence and performance of the Company's internal and external auditors.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to, the Committee.

    The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

 II. COMPOSITION

     The Committee shall be comprised of two or more directors (at least three by June 14, 2001) as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independence" shall be as currently defined by the New York Stock Exchange which may be amended from time to time. All members of the Committee shall be financially literate as determined by the Board in its business judgement and at least one member of the Committee, by June 14, 2001, shall have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgement. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at a meeting of the Board prior to the annual meeting of shareholders of the Company and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet as often as the Board or Committee deem necessary;
     however, no less than twice annually. In an effort to foster open communication, the Committee should meet at least annually with the Chief Financial Officer and other members of financial management, the Vice President of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors, if necessary, and management quarterly to review the Company's financial statements (consistent with IV.4 below). The Committee shall make regular reports of its meetings to the Board and all actions of the Committee shall require affirmative vote of a majority of those members present at a meeting at which a quorum of the Committee, defined as a majority of the entire Committee, is present.

 IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  Documents and Reports Review

     1. Review, at least annually, and update, as appropriate, this Charter periodically as conditions dictate and submit to the Board for approval.

     2. Review, prior to issuance, the Company's annual audited financial statements and any reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent auditors.

     3. Review the regular internal reports to management prepared by the internal auditing department and the independent auditors recommendations, if any, for improvements to the internal control structure and management's response.

     4. Review with financial management the quarterly financial press releases prior to issuance. Review with financial management and the independent auditors the financial statements to be included in the Form 10-Q prior to its filing.

     5. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  Independent Auditors

     6. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. The Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. On a periodic basis, but not less than on an annual basis, the Committee should review the independent auditors' annual confirmation of independence and discuss with the independent auditors all relationships the independent auditors have with the Company to determine whether such relationships effect the auditors' independence. The independent auditors are ultimately accountable to the Committee and the Board.

     7. Review the performance of the independent auditors and recommend to the Board any proposed discharge of the independent auditors.

     8. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

     9. Receive from the independent auditors any report required by Section 10A of the Securities Exchange Act of 1934, as amended, and, at least annually, request from the independent auditors confirmation that no such report is required.

     10. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees" as updated by SAS No. 90, "Audit Committee Communications" relating to the conduct of the audit.

  Financial Reporting Processes

     11. In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     12. Consider management's and the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     13. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by management, the internal auditing department or the independent auditors. Consider and review the impact of changes to auditing standards or practices and their impact on the audit scope or strategy, if any, with the independent auditors.

     14. Review the Company's major financial risk exposures and meet periodically with management to assess the steps taken to monitor and control such exposures.

  Process Improvement

     15. Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

     16. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     17. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

     18. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  Ethical and Legal Compliance

     19. Review the systems that management has in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy relevant legal requirements.

     20. Review plans, activities, organizational structure, and qualifications of the internal audit department. Review the appointment and replacement of the senior internal auditing executive.

     21. Review with the Company's General Counsel, any legal matter that could have a significant impact on the Company's financial statements, the Company's compliance policies, including corporate securities trading policies, and any material reports or inquiries received from regulators or governmental agencies.

     22. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                          RUSS BERRIE AND COMPANY, INC.
                                 111 Bauer Drive
                            Oakland, New Jersey 07436

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Russell Berrie and Benjamin J. Sottile, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Russ Berrie and Company, Inc. held of record by the undersigned on March 8, 2001, at the Annual Meeting of Shareholders to be held on April 26, 2001 and any adjournment thereof.

Election of Directors. Nominees:

Raphael Benaroya, Angelica Berrie, Russell Berrie,
Ilan Kaufthal, Charles Klatskin, Joseph Kling,
William A. Landman, Sidney Slauson, Josh S. Weston,
Benjamin J. Sottile, Carl Epstein

(Change of Address/Comments)
____________________________________________
____________________________________________
____________________________________________
____________________________________________
____________________________________________


Your vote for the election of Directors may be indicated on the reverse.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the Board's nominees.

A VOTE FOR ALL NOMINEES IS RECOMMENDED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example.

1. Election of Directors to serve until the 2002 Annual Meeting of the Shareholders and until their successors shall have been elected and qualified.


                       FOR                            WITHHOLD
           all nominees listed on the                 AUTHORITY
          front of this card (except as    to vote for all nominees listed
          marked to the contrary below)      on the front of this card.
                       [ ]                               [ ]

   Instruction: To withhold authority to vote for any individual nominee, check the box marked "FOR" above and write that nominee's name on the line provided.

___________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR THE ELECTION AS DIRECTORS OF THE BOARD'S NOMINEES.

Signature_____________________________________________ Date:_______________,2001
Signature if held jointly_____________________________ Date:_______________,2001

IMPORTANT:Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his/her name and indicate his/her title. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -